EXHIBIT 23.1


CONSENT OF GRANT THORNTON (UK), INDEPENDENT AUDITORS

We have issued our report dated August 18, 2000, accompanying the consolidated financial statements included in the Annual Report of Authoriszor Inc. on Form 10-KSB for the year ended June 30, 2000. We hereby consent to the incorporation by reference of said report in this Registration Statement of Authoriszor Inc. on Form S-3 (File No. 333-32816).

Grant Thornton

/s/ Grant Thornton

Leeds, England
February 16, 2001